Exhibit 99.1

Press Release

Financial and Investor Contact:
Eric Slusser 770-951-6101 eric.slusser@gentiva.com

or            Brandon Ballew
770-221-6700
brandon.ballew@gentiva.com

Media Contact:
Scott Cianciulli Brainerd Communicators 212-986-6667 cianciulli@braincomm.com

FOR IMMEDIATE RELEASE

Gentiva® Health Services Schedules Second Quarter Earnings Call and Web Cast for
Thursday, July 29, 2010

Company Notified By Securities and Exchange Commission
of Inclusion in Ongoing Industry Investigation

Atlanta, GA, July 13, 2010 -- Gentiva Health Services, Inc. (Nasdaq: GTIV), a leading provider of home health and hospice services, announced today that it has scheduled a conference call and web cast on Thursday, July 29, 2010, at 10:00 a.m. EDT to discuss operating results for the second quarter ended July 4, 2010. Gentiva plans to issue its financial news release the morning of July 29 before pre-market trading.

The Company separately announced that today it has been informed by the Securities and Exchange Commission that the Commission has commenced an investigation relating to Gentiva’s participation in the Medicare Home Health Prospective Payment System (HH PPS).  The Company believes the investigation is similar to the Commission’s ongoing investigations and the Senate Finance Committee inquiry previously disclosed by Gentiva and other home health companies.  The Commission requested that the company preserve all documents from January 1, 2000 to the present relating to its participation

3350 Riverwood Parkway, Suite 1400, Atlanta, GA 30339

in the HH PPS and was further advised that a subpoena would be forthcoming in the next few days. The Company plans to comply with the document request and cooperate with the investigation.

The July 29, 2010 conference call is open to investment analysts and managers, Company shareholders and others interested in Gentiva Health Services. Instructions for participation in the conference call follow:
•	Event: Gentiva Health Services' second quarter 2010 conference call.
•	Date and Time: Thursday, July 29, 2010, 10:00 a.m. EDT.
•	Instructions: Participants in the United States, Canada and international locations may call (973) 935-2408 and reference call # 86731520.
•	Web Cast URL: http://investors.gentiva.com/events.cfm.
•
Replay: A replay of the call will be available on July 29, beginning at approximately 1 p.m. EDT, and will remain available continuously through August 13. To listen to a replay of the call from the United States, Canada or international locations, dial (800) 642-1687 or (706) 645-9291 and enter the following PIN at the prompt: 86731520. Visit http://investors.gentiva.com/events.cfm to access the web cast archive.

•	Transcript: A transcript of the call, including questions and answers, is expected to be available on Gentiva's web site within 48 hours after its conclusion.

About Gentiva Health Services, Inc.

Gentiva Health Services, Inc. is a leading provider of home health and hospice services, delivering innovative, high quality care to patients across the United States. Gentiva is a single source for skilled nursing; physical, occupational, speech and neurorehabilitation services; hospice services; social work; nutrition; disease management education; help with daily living activities; and other therapies and services. For more information, visit Gentiva's web site, http://www.gentiva.com, and its investor relations section at http://investors.gentiva.com. GTIV-E

Forward-Looking Statement

Certain statements contained in this news release, including, without limitation, statements containing the words "believes," "anticipates," "intends," "expects," "assumes," "trends" and similar expressions, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon the Company's current plans, expectations and projections about future events. However, such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, the following: economic and business conditions, including the ability to access capital markets; demographic changes; changes in, or failure to comply with, existing governmental regulations; the impact on our Company of recently passed healthcare reform legislation and its subsequent implementation through governmental regulations; changes in Medicare and Medicaid reimbursement levels; effects of competition in the markets in which the Company operates; liability and other claims asserted against the Company; ability to attract and retain qualified personnel; availability and terms of capital; loss of significant contracts or reduction in revenues associated with major payer sources; ability of customers to pay for services; business disruption due to natural disasters, pandemic outbreaks, or terrorist acts; ability to successfully integrate the operations of acquisitions the Company may make and achieve expected synergies and operational efficiencies within expected time-frames; effect on liquidity of the Company's debt service requirements; and changes in estimates and judgments associated with critical accounting policies and estimates. For a detailed discussion of certain of these and other factors that could cause actual results to differ from those contained in this news release, please refer to the Company's various filings with the Securities and Exchange Commission (SEC), including the "Risk Factors" section contained in the Company's annual report on Form 10-K for the year ended January 3, 2010.

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